Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CalAmp Corp.
Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-164440, 333-98981 and 333-119858) and Form S-8 (No. 333-119842, 333-173778 and 333-203545) of CalAmp Corp. of our report dated May 12, 2017, except for Note 19 which is as of May 9, 2018, relating to the consolidated financial statements as of February 28, 2017 and for each of the two years in the period ended February 28, 2017, which appears in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California

May 9, 2018